Kenvue Reports Fourth Quarter and Full Year 2025 Results

•Q4 Net Sales 3.2%; Organic Sales1 1.2%

•Q4 Diluted EPS was $0.17; Adjusted Diluted EPS1 was $0.27

•FY’25 Net Sales (2.1)%; Organic Sales (2.2)%

•FY’25 Diluted EPS was $0.76; Adjusted Diluted EPS was $1.08

SUMMIT, N.J. February 17, 2026 – Kenvue Inc. (NYSE: KVUE) today announced financial results for the fiscal fourth quarter and full year ended December 28, 2025.

“We ended 2025 with stronger top- and bottom-line performance in the fourth quarter, which reflected both disciplined execution against our strategic priorities, as well as a more favorable year-ago comparison on sales,” said Kirk Perry, Chief Executive Officer. “As we look to 2026, we remain focused on continuing to enhance our performance, while progressing toward completion of our value-creating combination with Kimberly-Clark.”

Fourth Quarter Summary
•Net sales increased 3.2% vs the prior year period, primarily reflecting Organic sales1 growth of 1.2% and a foreign currency benefit of 2.1%.
•Gross profit margin was flat year-over-year at 56.5%. Adjusted gross profit margin1 was 58.8% vs 58.7% in the prior year period.
•Operating income margin was 14.2% vs 13.2% in the prior year period. Adjusted operating income margin1 was 19.9% vs 19.2% in the prior year period.
•Diluted earnings per share were $0.17 vs $0.15 in the prior year period. Adjusted diluted earnings per share1 were $0.27 vs $0.26 in the prior year period.
•Due to the pending transaction with Kimberly-Clark, the Company will not be providing forward-looking guidance.

Fourth Quarter 2025 Financial Results

Net Sales and Organic Sales
Fourth quarter 2025 Net sales increased 3.2% vs the prior year period, primarily reflecting Organic sales growth of 1.2% and a foreign currency benefit of 2.1%. Organic sales growth was driven by favorable value realization of 2.3%, partially offset by a 1.1% volume decrease. As expected, volumes in the current quarter benefited from lapping the impact of the go-to-market disruption the Company experienced in Asia Pacific in the prior year period. This tailwind was offset primarily by trade inventory reductions by certain customers and low seasonal incidences, particularly in the United States, which weighed on the global weighted category growth rate.

Gross Profit Margin and Operating Income Margin
Fourth quarter 2025 Gross profit margin was flat year-over-year at 56.5%. Adjusted gross profit margin expanded 10 basis points to 58.8% from 58.7% in the prior year period. The year-over-year change in both measures reflects the savings from productivity gains attributable to our global supply chain optimization initiatives and favorable value realization, which helped offset the impact from inflationary, tariff, and transactional foreign exchange headwinds.

Fourth quarter 2025 Operating income margin was 14.2%, including non-cash charges related to asset impairment, vs 13.2% in the prior year period. Fourth quarter 2025 Adjusted operating income margin was 19.9% vs 19.2% in the prior year period. The year-over-year improvement in both measures reflects the year-over-year change in Gross profit margin and Adjusted gross profit margin and savings from Our Vue Forward, partially offset by a year-over-year increase in brand support.

Interest Expense, Net and Taxes
Fourth quarter 2025 Interest expense, net was $98 million vs $95 million in the prior year period.

Fourth quarter Effective tax rate was 22.7% vs 15.3% in the prior year period. The Adjusted effective tax rate1 was 20.2% in the current period vs 17.7% in the prior year period. The year-over-year increase in both measures largely reflects a decrease in discrete tax benefits, partially offset by favorable jurisdictional mix of earnings in the current period.

Net Income Per Share (“Earnings Per Share”)
Fourth quarter 2025 Diluted earnings per share were $0.17 vs $0.15 in the prior year period. Adjusted diluted earnings per share were $0.27 in the current period vs $0.26 in the prior year period.

Fourth Quarter 2025 Business Segment Results

Self Care
Fourth quarter 2025 Net sales increased 1.5% vs the prior year period, reflecting a foreign currency benefit of 2.7%, partially offset by Organic sales decline of 1.2%. Organic sales decline was driven by a volume decrease of 3.1%, which was partially offset by favorable value realization of 1.9%. Subdued seasonal incidences in the United States weighed on the overall Self Care category, which contracted year-over-year. In aggregate, Kenvue gained slight share in its seasonal businesses in the United States, with continued strong contribution from innovations. While a late quarter spike in flu incidences in the United States was not enough to offset the impact of weak incidences throughout the quarter, both consumption and share performance trends for Tylenol improved in December. Relative to prior year, Organic sales rebounded in Asia Pacific and grew across major need states in Europe, Middle East and Africa.

Skin Health and Beauty
Fourth quarter 2025 Net sales increased 2.9% vs the prior year period, primarily reflecting a foreign currency benefit of 1.6% and Organic sales growth of 1.5%. Organic sales growth was driven by favorable value realization of 2.3%, partially offset by a volume decrease of 0.8%. Innovations, along with strong commercial execution drove Organic sales growth vs the prior year period across every geographic region outside North America.

Essential Health
Fourth quarter 2025 Net sales increased 6.1% vs the prior year period, reflecting Organic sales growth of 4.2% and a foreign currency benefit of 1.9%. Organic sales growth was driven by favorable value realization of 2.9% and volume growth of 1.3%, with broad based growth across the major need states, propelled by the Asia Pacific, Latin America and Europe, Middle East and Africa regions, with sequential improvement in performance in North America.

Full Year 2025 Financial Results

Net Sales and Organic Sales
Full year 2025 Net sales decreased 2.1% vs the prior year period, primarily reflecting Organic sales decline of 2.2%, partially offset by foreign currency benefit of 0.2%. Organic sales decline was driven by a 2.3% volume decrease partially offset by slightly favorable value realization of 0.1%. Volumes were impacted by trade inventory reductions by certain customers, as well as low seasonal incidences, impacting Self Care, which constrained the global weighted category growth rate.

Gross Profit Margin and Operating Income Margin
Full year 2025 Gross profit margin expanded 10 basis points to 58.1% from 58.0% in the prior year period. Adjusted gross profit margin declined 20 basis points to 60.2% from 60.4% in the prior year period. The year-over-year change in both measures reflects the savings from productivity gains attributable to our global supply chain optimization initiatives, as well as the impact from inflation, lower volume, and transactional foreign exchange and tariff headwinds.

Full year 2025 Operating income margin was 16.0% vs 11.9% in the prior year period, which included significantly higher non-cash charges related to asset impairments. Full year 2025 Adjusted operating income margin was 21.0% vs 21.5% in the prior year period. The year-over-year change in both measures reflects the year-over-year change in Gross profit margin and Adjusted gross profit margin, savings from Our Vue Forward, as well as a year-over-year increase in brand support.

Interest Expense, Net and Taxes
Full year 2025 Interest expense, net was $379 million vs $378 million in the prior year period.

Full year Effective tax rate was 26.5% vs 27.2% in the prior year period. The Adjusted effective tax rate was 24.7% vs 25.5% in the prior year period. The year-over-year reduction in both measures largely reflects favorable tax return true-ups and jurisdictional mix of earnings in the current period, partially offset by a decrease in discrete tax benefits.

Net Income Per Share (“Earnings Per Share”)
Full year 2025 Diluted earnings per share were $0.76 vs $0.54 in the prior year period. Adjusted diluted earnings per share were $1.08 vs $1.14 in the prior year period.

Cash Flow and Balance Sheet
Full year 2025 Net cash flows from operating activities were $2.2 billion vs $1.8 billion in the prior year period, largely driven by improvements in working capital. Capital expenditures were $0.5 billion vs $0.4 billion in the prior year period, as Free cash flow1 increased to $1.7 billion vs $1.3 billion in the prior year period. Total cash and cash equivalents were $1.1 billion as of December 28, 2025 and December 29, 2024. Total debt was $8.5 billion as of December 28, 2025 vs $8.6 billion as of December 29, 2024.

Proposed Transaction with Kimberly-Clark
As previously announced, the Company entered into a definitive merger agreement on November 2, 2025, under which Kimberly-Clark will acquire all of the outstanding shares of Kenvue common stock in a cash and stock transaction. Shareholders of each company voted overwhelmingly to approve all of the proposals necessary for Kimberly-Clark to complete its acquisition of the Company at their respective Special Meetings of Stockholders held on January 29, 2026. Additionally, the waiting period applicable to the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired on February 4, 2026. The transaction is expected to close in the second half of 2026, subject to receipt of foreign regulatory approvals and satisfaction of other customary closing conditions as described in the merger agreement.

No Conference Call
Due to the pending transaction with Kimberly-Clark, Kenvue will not be hosting a quarterly conference call. This press release will be posted on the Company’s website at investors.kenvue.com.

About Kenvue
Kenvue Inc. is the world’s largest pure-play consumer health company by revenue. Built on more than a century of heritage, our iconic brands, including Aveeno®, BAND-AID® Brand, Johnson’s®, Listerine®, Neutrogena®, and Tylenol®, are science-backed and recommended by healthcare professionals around the world. At Kenvue, we realize the extraordinary power of everyday care. Our teams work every day to put that power in consumers’ hands and earn a place in their hearts and homes. Learn more at kenvue.com.

1Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures to supplement the financial measures prepared in accordance with U.S. GAAP. There are limitations to the use of the non-GAAP financial measures presented herein. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP nor do they have any standardized meaning under U.S. GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Accordingly, the non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. The Company cautions you not to place undue reliance on these non-GAAP financial measures, but instead to consider them with the most directly comparable U.S. GAAP measure. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered supplements to, not substitutes for, or superior to, the corresponding financial measures calculated in accordance with U.S. GAAP.

The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. The Company believes these measures help improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies. In addition, the Company believes these measures are also among the primary measures used externally by the Company’s investors, analysts, and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in our industry.

Below are definitions and the reconciliation to the most closely related GAAP measures for the non-GAAP measures used in this press release.

Adjusted diluted earnings per share: We define Adjusted diluted earnings per share as Adjusted net income divided by the weighted average number of diluted shares outstanding. Management views this non-GAAP measure as useful to investors as it provides a supplemental measure of the Company’s performance over time.

Adjusted EBITDA margin: We define EBITDA as U.S. GAAP Net income adjusted for interest, provision for taxes, and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for restructuring expenses and operating model optimization initiatives, costs incurred in connection with our establishment as a standalone public company (“Separation-related costs”), conversion of stock-based awards, stock-based awards granted to individuals employed by Kenvue as of October 2, 2023 (“Founder Shares”), expenses incurred in connection with the proposed transaction with Kimberly-Clark (“Proposed Transaction costs”), impairment charges, the impact of the deferred transfer of certain assets and liabilities from Johnson & Johnson in certain jurisdictions (the “Deferred Markets”), litigation income, the gain recognized on the sale of the Skillman, New Jersey facility, losses on investments, and tax indemnification releases. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of U.S. GAAP Net sales. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Adjusted effective tax rate: We define Adjusted effective tax rate as U.S. GAAP Effective tax rate adjusted for the tax effects on special item adjustments including amortization of intangible assets, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, Proposed Transaction costs, impairment charges other than the Dr.Ci:Labo® asset impairment, litigation income, the gain recognized on the sale of the Skillman, New Jersey facility, losses on investments, and tax indemnification releases.

We also exclude taxes related to the Deferred Markets and taxes related to the Dr.Ci:Labo® asset impairment charges. Management believes this non-GAAP measure is useful to investors as it provides a supplemental measure of the Company’s performance over time.

Adjusted gross profit margin: We define Adjusted gross profit margin as U.S. GAAP Gross profit margin adjusted for amortization of intangible assets, Separation-related costs, conversion of stock-based awards, Founder Shares, and operating model optimization initiatives. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Adjusted net income: We define Adjusted net income as U.S. GAAP Net income adjusted for amortization of intangible assets, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, Proposed Transaction costs, impairment charges, the impact of the Deferred Markets, litigation income, the gain recognized on the sale of the Skillman, New Jersey facility, losses on investments, tax indemnification releases, and their related tax impacts (i.e., special items). Adjusted net income excludes the impact of items that may obscure trends in our underlying performance. Management believes this non-GAAP measure is useful to investors as the Company uses Adjusted net income for strategic decision making, forecasting future results, and evaluating current performance.

Adjusted operating income: We define Adjusted operating income as U.S. GAAP Operating income adjusted for amortization of intangible assets, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, Proposed Transaction costs, impairment charges, the impact of the Deferred Markets, litigation income, and the gain recognized on the sale of the Skillman, New Jersey facility. Management believes this non-GAAP measure is useful to investors as management uses Adjusted operating income to assess the Company’s financial performance.

Adjusted operating income margin: We define Adjusted operating income margin as Adjusted operating income as a percentage of U.S. GAAP Net sales. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Free cash flow: We define Free cash flow as U.S. GAAP Net cash flows from operating activities adjusted for purchases of property, plant, and equipment. Management believes this non-GAAP measure is useful to investors as it provides a view of the Company’s liquidity after deducting capital expenditures, which are considered a necessary component of our ongoing operations.

Organic sales: We define Organic sales as U.S. GAAP Net sales excluding the impact of changes in foreign currency exchange rates and the impact of acquisitions and divestitures. We report changes in Organic sales on a period-over-period basis. Management believes reporting period-over-period changes in Organic sales provides investors with supplemental information that is useful in assessing the Company’s results of operations by excluding the impact of certain items that we believe do not directly reflect our underlying operations.

Cautions Concerning Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements about management’s expectations of Kenvue’s future operating and financial performance, product development, market position, and business strategy. Such forward-looking statements include statements regarding the proposed transaction with Kimberly-Clark and the recently announced restructuring initiative. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and other words of similar meaning. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Kenvue and its affiliates. Risks and uncertainties include, but are not limited to: the inability to execute on Kenvue’s business development strategy; inflation and other economic factors, such as interest rate and currency exchange rate fluctuations, as well as existing or proposed tariffs and other constraints on trade both in the U.S. and in foreign markets; the ability to successfully manage local, regional, or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow Kenvue to effect any dividend payments; Kenvue’s ability to maintain satisfactory credit ratings and access capital markets, which could adversely affect its liquidity, capital position, and borrowing costs; competition, including technological advances, new products, and intellectual property attained by competitors; challenges inherent in new product research and development; uncertainty of commercial success for new and existing products and digital capabilities; challenges to intellectual property protections including counterfeiting; the ability of Kenvue to successfully execute strategic plans, including the recently announced restructuring initiative and any other restructuring or cost-saving initiatives; the impact of business combinations and divestitures, including any ongoing or future transactions; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations and other stakeholder requirements; changes in behavior and spending patterns of consumers; natural disasters, acts of war, or terrorism, catastrophes, or epidemics, pandemics, or other disease outbreaks; financial instability of international economies and legal systems and sovereign risk; the inability to realize the benefits of the separation from Kenvue’s former parent, Johnson & Johnson; the risk of disruption or unanticipated costs in connection with the separation; the Company’s inability to consummate the proposed transaction with Kimberly-Clark due to, among other things, market, regulatory, and other factors; the potential for disruption to the Company’s business resulting from the proposed transaction with Kimberly-Clark; and potential adverse effects on the Company’s stock price from the announcement, suspension, or consummation of the proposed transaction with Kimberly-Clark. A further list and descriptions of these risks, uncertainties, and other factors can be found in Kenvue’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other filings, available at investors.kenvue.com or on request from Kenvue. Any forward-looking statement made in this release speaks only as of the date of this release. Kenvue undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or developments or otherwise.

Contacts
Investor Relations:
Sofya Tsinis
Kenvue_IR@kenvue.com

Media Relations:
Melissa Witt
media@kenvue.com

Kenvue Inc.
Condensed Consolidated Statements of Operations
(Unaudited; Dollars in Millions, Except Per Share Data; Shares in Millions)

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Net sales	$3,780	$3,662	$15,124	$15,455
Cost of sales	1,643	1,592	6,332	6,496
Gross profit	2,137	2,070	8,792	8,959
Selling, general, and administrative expenses	1,535	1,525	6,088	6,329
Restructuring expenses	86	65	290	185
Impairment charges	23	—	23	578
Other operating (income) expense, net	(42)	(3)	(23)	26
Operating income	535	483	2,414	1,841
Other expense, net	10	42	36	48
Interest expense, net	98	95	379	378
Income before taxes	427	346	1,999	1,415
Provision for taxes	97	53	529	385
Net income	$330	$293	$1,470	$1,030

Net income per share
Basic	$0.17	$0.15	$0.77	$0.54
Diluted	$0.17	$0.15	$0.76	$0.54
Weighted-average number of shares outstanding
Basic	1,916	1,916	1,917	1,915
Diluted	1,920	1,929	1,924	1,923

Organic Sales Change
The following tables present a reconciliation of the change in Net sales, as reported, to the change in Organic sales, a non-GAAP measure for the periods presented:

	Fiscal Three Months Ended December 28, 2025 vs. December 29, 2024
	Reported Net Sales Change	Impact of Foreign Currency	Acquisitions and Divestitures	Organic Sales Change
(Unaudited)				Total Organic Sales Change	Price/Mix(1)	Volume
Self Care	1.5%	2.7%	—%	(1.2)%	1.9%	(3.1)%
Skin Health and Beauty	2.9	1.6	(0.2)	1.5	2.3	(0.8)
Essential Health	6.1	1.9	—	4.2	2.9	1.3
Total	3.2%	2.1%	(0.1)%	1.2%	2.3%	(1.1)%

	Fiscal Twelve Months Ended December 28, 2025 vs. December 29, 2024
	Reported Net Sales Change	Impact of Foreign Currency	Acquisitions and Divestitures	Organic Sales Change
(Unaudited)				Total Organic Sales Change	Price/Mix(1)	Volume
Self Care	(2.3)%	0.7%	—%	(3.0)%	0.4%	(3.4)%
Skin Health and Beauty	(3.0)	—	(0.3)	(2.7)	(0.9)	(1.8)
Essential Health	(1.2)	(0.5)	—	(0.7)	0.5	(1.2)
Total	(2.1)%	0.2%	(0.1)%	(2.2)%	0.1%	(2.3)%
(1) Price/Mix reflects value realization.

Total Segment Net Sales and Adjusted Operating Income
Segment Net sales for the periods presented were as follows:

	Net Sales
	Fiscal Three Months Ended		Fiscal Twelve Months Ended
(Unaudited; Dollars in Millions)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Self Care	$1,592	$1,569	$6,378	$6,527
Skin Health and Beauty	1,040	1,011	4,114	4,240
Essential Health	1,148	1,082	4,632	4,688
Total segment net sales	$3,780	$3,662	$15,124	$15,455

Segment Adjusted operating income for the periods presented was as follows:

	Adjusted Operating Income
	Fiscal Three Months Ended		Fiscal Twelve Months Ended
(Unaudited; Dollars in Millions)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Self Care Adjusted operating income	$496	$481	$2,109	$2,173
Skin Health and Beauty Adjusted operating income	99	105	477	607
Essential Health Adjusted operating income	279	248	1,176	1,162
Total	$874	$834	$3,762	$3,942
Reconciliation to Adjusted operating income (non-GAAP):
Depreciation(1)	74	91	300	329
General corporate/unallocated expenses	78	56	329	314
Other operating (income) expense, net	(42)	(3)	(23)	26
Other—impact of Deferred Markets	(4)	(12)	(34)	(59)
Litigation (expense) income	—	—	—	4
Gain on Skillman held for sale asset(2)	17	—	17	—
Adjusted operating income (non-GAAP)	$751	$702	$3,173	$3,328
Reconciliation to Income before taxes:
Amortization of intangible assets(3)	64	57	257	269
Separation-related costs(4)	9	65	88	296
Restructuring expenses and operating model optimization initiatives(5)	103	75	335	221
Conversion of stock-based awards	2	5	7	39
Other—impact of Deferred Markets	4	12	34	59
Founder Shares	3	5	7	29
Proposed Transaction costs(6)	25	—	25	—
Litigation expense (income)	—	—	—	(4)
Impairment charges(7)	23	—	23	578
Gain on Skillman held for sale asset(2)	(17)	—	(17)	—
Operating income	$535	$483	$2,414	$1,841
Other expense, net	10	42	36	48
Interest expense, net	98	95	379	378
Income before taxes	$427	$346	$1,999	$1,415
(1) Depreciation consists of depreciation of property, plant, and equipment and amortization of integration and development costs capitalized in connection with cloud computing arrangements.
(2) Relates to the gain recognized on the sale of the Skillman, New Jersey facility during the fiscal three months ended December 28, 2025.
(3) Relates to the amortization of definite-lived intangible assets (primarily trademarks, trade names, and customer lists) over their estimated useful lives.
(4) Separation-related costs relate to non-recurring costs incurred in connection with our establishment of Kenvue as a standalone public company. Separation-related costs associated with information technology and other activities, primarily related to the disentanglement of systems and the discontinuance of certain information technology assets, are substantially completed. However, costs related to legal entity name changes and certain other separation-related activities are expected to continue for a longer period than originally anticipated. Separation-related costs are composed of the following:

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
(Unaudited; Dollars in Millions)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Information technology and other	$5	$52	$68	$255
Legal entity name change	4	13	20	41
Total Separation-related costs	$9	$65	$88	$296
Information technology and other costs primarily relates to the disentanglement of systems and the costs associated with the discontinuation of certain information technology assets. These costs also include depreciation expense on Separation-related assets for the fiscal three and twelve months ended December 29, 2024.

(5) Restructuring expenses and operating model optimization initiatives, which relate to the 2024 Multi-Year Restructuring Initiative, are composed of the following:

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
(Unaudited; Dollars in Millions)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Employee-related costs (one-time severance and other termination benefits)	$31	$25	$109	$106
Information technology and project-related costs	69	50	216	99
Other implementation costs	3	—	10	16
Total Restructuring expenses and operating model optimization initiatives	$103	$75	$335	$221
(6) Proposed Transaction costs primarily consist of expenses incurred in connection with the proposed transaction with Kimberly-Clark, including advisory fees, legal costs, and other professional service costs.
(7) Impairment charges for the fiscal twelve months ended December 28, 2025 includes $23 million recognized in connection with the ORSL® trade name following regulatory changes in India. Impairment charges for the fiscal twelve months ended December 29, 2024 includes $488 million recognized in relation to Dr.Ci:Labo® long-lived assets, $68 million recognized on the held for sale asset associated with the Company’s former corporate headquarters in Skillman, New Jersey, and $22 million recognized on certain software development assets.

Non-GAAP Financial Information
The following tables present reconciliations of GAAP to non-GAAP for the periods presented:

	Fiscal Three Months Ended December 28, 2025
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$3,780	—		$3,780

Gross profit	$2,137	87	(a)	$2,224
Gross profit margin	56.5%			58.8%

Operating income	$535	216	(a)-(d)	$751
Operating income margin	14.2%			19.9%

Net income	$330	183	(a)-(e)	$513
Net income margin	8.7%			13.6%
Interest expense, net	$98
Provision for taxes	$97
Depreciation and amortization	$138
EBITDA (non-GAAP)	$663	152	(b)-(d), (f)	$815
EBITDA margin (non-GAAP)	17.5%			21.6%

Detail of Adjustments
	Cost of Sales	SG&A/Restructuring Expenses	Impairment Charges	Other Operating (Income) Expense, Net	Provision for Taxes	Total
Amortization of intangible assets(1)	$64	$—	$—	$—	$—	$64
Restructuring expenses(2)	—	86	—	—	—	86
Operating model optimization initiatives(2)	16	1	—	—	—	17
Separation-related costs (including conversion of stock-based awards and Founder Shares)(3)	7	7	—	—	—	14
Proposed Transaction costs(4)	—	25	—	—	—	25
Impairment charges(5)	—	—	23	—	—	23
Impact of Deferred Markets—minority interest expense	—	—	—	2	—	2
Impact of Deferred Markets—provision for taxes	—	—	—	2	(2)	—
Gain on Skillman held for sale asset(6)	—	—	—	(17)	—	(17)
Tax impact on special item adjustments	—	—	—	—	(31)	(31)
Total	$87	$119	$23	$(13)	$(33)	$183
	(a)	(b)	(c)	(d)	(e)
Cost of sales less amortization	$23
	(f)

	Fiscal Three Months Ended December 29, 2024
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$3,662	—		$3,662

Gross profit	$2,070	81	(a)	$2,151
Gross profit margin	56.5%			58.7%

Operating income	$483	219	(a)-(c)	$702
Operating income margin	13.2%			19.2%

Net income	$293	206	(a)-(e)	$499
Net income margin	8.0%			13.6%
Interest expense, net	$95
Provision for taxes	$53
Depreciation and amortization	$148
EBITDA (non-GAAP)	$589	203	(b)-(d), (f)	$792
EBITDA margin (non-GAAP)	16.1%			21.6%

Detail of Adjustments
	Cost of Sales	SG&A/Restructuring Expenses	Other Operating (Income) Expense, Net	Other Expense, Net	Provision for Taxes	Total
Amortization of intangible assets(1)	$57	$—	$—	$—	$—	$57
Restructuring expenses(2)	—	65	—	—	—	65
Operating model optimization initiatives(2)	8	2	—	—	—	10
Separation-related costs (including conversion of stock-based awards and Founder Shares)(3)	16	59	—	—	—	75
Impact of Deferred Markets—minority interest expense	—	—	4	—	—	4
Impact of Deferred Markets—provision for taxes	—	—	8	—	(8)	—
Losses on investments(7)	—	—	—	41	—	41
Tax impact on special item adjustments	—	—	—	—	(46)	(46)
Total	$81	$126	$12	$41	$(54)	$206
	(a)	(b)	(c)	(d)	(e)
Cost of sales less amortization	$24
	(f)

	Fiscal Twelve Months Ended December 28, 2025
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$15,124	—		$15,124

Gross profit	$8,792	320	(a)	$9,112
Gross profit margin	58.1%			60.2%

Operating income	$2,414	759	(a)-(d)	$3,173
Operating income margin	16.0%			21.0%

Net income	$1,470	606	(a)-(e)	$2,076
Net income margin	9.7%			13.7%
Interest expense, net	$379
Provision for taxes	$529
Depreciation and amortization	$557
EBITDA (non-GAAP)	$2,935	502	(b)-(d), (f)	$3,437
EBITDA margin (non-GAAP)	19.4%			22.7%

Detail of Adjustments
	Cost of Sales	SG&A/Restructuring Expenses	Impairment Charges	Other Operating (Income) Expense, Net	Provision for Taxes	Total
Amortization of intangible assets(1)	$257	$—	$—	$—	$—	$257
Restructuring expenses(2)	—	290	—	—	—	290
Operating model optimization initiatives(2)	36	9	—	—	—	45
Separation-related costs (including conversion of stock-based awards and Founder Shares)(3)	27	75	—	—	—	102
Proposed Transaction costs(4)	—	25	—	—	—	25
Impairment charges(5)	—	—	23	—	—	23
Impact of Deferred Markets—minority interest expense	—	—	—	14	—	14
Impact of Deferred Markets—provision for taxes	—	—	—	20	(20)	—
Gain on Skillman held for sale asset(6)	—	—	—	(17)	—	(17)
Tax impact on special item adjustments	—	—	—	—	(133)	(133)
Total	$320	$399	$23	$17	$(153)	$606
	(a)	(b)	(c)	(d)	(e)
Cost of sales less amortization	$63
	(f)

	Fiscal Twelve Months Ended December 29, 2024
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$15,455	—		$15,455

Gross profit	$8,959	369	(a)	$9,328
Gross profit margin	58.0%			60.4%

Operating income	$1,841	1,487	(a)-(d)	$3,328
Operating income margin	11.9%			21.5%

Net income	$1,030	1,169	(a)-(f)	$2,199
Net income margin	6.7%			14.2%
Interest expense, net	$378
Provision for taxes	$385
Depreciation and amortization	$598
EBITDA (non-GAAP)	$2,391	1,269	(b)-(e), (g)	$3,660
EBITDA margin (non-GAAP)	15.5%			23.7%

Detail of Adjustments
	Cost of Sales	SG&A/Restructuring Expenses	Impairment Charges	Other Operating (Income) Expense, Net	Other Expense, Net	Provision for Taxes	Total
Amortization of intangible assets(1)	$269	$—	$—	$—	$—	$—	$269
Restructuring expenses(2)	—	185	—	—	—	—	185
Operating model optimization initiatives(2)	27	9	—	—	—	—	36
Separation-related costs (including conversion of stock-based awards and Founder Shares)(3)	73	291	—	—	—	—	364
Impairment charges(5)	—	—	578	—	—	(151)	427
Impact of Deferred Markets—minority interest expense	—	—	—	24	—	—	24
Impact of Deferred Markets—provision for taxes	—	—	—	35	—	(35)	—
Litigation income	—	—	—	(4)	—	—	(4)
Losses on investments(7)	—	—	—	—	72	—	72
Tax indemnification release	—	—	—	—	(21)	—	(21)
Tax impact on special item adjustments	—	—	—	—	—	(183)	(183)
Total	$369	$485	$578	$55	$51	$(369)	$1,169
	(a)	(b)	(c)	(d)	(e)	(f)
Cost of sales less amortization	$100
	(g)
(1) Relates to the amortization of definite-lived intangible assets (primarily trademarks, trade names, and customer lists) over their estimated useful lives.

(2) Restructuring expenses and operating model optimization initiatives, which relate to the 2024 Multi-Year Restructuring Initiative, are composed of the following:

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
(Unaudited; Dollars in Millions)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Employee-related costs (one-time severance and other termination benefits)	$31	$25	$109	$106
Information technology and project-related costs	69	50	216	99
Other implementation costs	3	—	10	16
Total Restructuring expenses and operating model optimization initiatives	$103	$75	$335	$221
(3) Separation-related costs relate to non-recurring costs incurred in connection with our establishment of Kenvue as a standalone public company. Separation-related costs associated with information technology and other activities, primarily related to the disentanglement of systems and the discontinuance of certain information technology assets, are substantially completed. However, costs related to legal entity name changes and certain other separation-related activities are expected to continue for a longer period than originally anticipated. Separation-related costs, including the impact of the conversion of stock-based compensation awards and the incremental stock-based compensation from the issuance of the Founder Shares, are composed of the following:

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
(Unaudited; Dollars in Millions)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Information technology and other	$5	$52	$68	$255
Legal entity name change	4	13	20	41
Separation-related costs	$9	$65	$88	$296
Conversion of stock-based awards	2	5	7	39
Founder Shares	3	5	7	29
Total	$14	$75	$102	$364
Information technology and other costs primarily relates to the disentanglement of systems and the costs associated with the discontinuation of certain information technology assets. These costs also include depreciation expense on Separation-related assets for the fiscal three and twelve months ended December 29, 2024.
(4) Proposed Transaction costs primarily consist of expenses incurred in connection with the proposed transaction with Kimberly-Clark, including advisory fees, legal costs, and other professional service costs.
(5) Impairment charges for the fiscal twelve months ended December 28, 2025 includes $23 million recognized in connection with the ORSL® trade name following regulatory changes in India. Impairment charges for the fiscal twelve months ended December 29, 2024 includes $488 million recognized in relation to Dr.Ci:Labo® long-lived assets, $68 million recognized on the held for sale asset associated with the Company’s former corporate headquarters in Skillman, New Jersey, and $22 million recognized on certain software development assets.
(6) Relates to the gain recognized on the sale of the Skillman, New Jersey facility during the fiscal three months ended December 28, 2025.
(7) Relates to impairment charges incurred to fully write off the Company’s equity investment balance.
The following table presents reconciliations of the Effective tax rate, as reported, to Adjusted effective tax rate for the periods presented:

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
(Unaudited)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Effective tax rate	22.7%	15.3%	26.5%	27.2%
Adjustments:
Tax-effect on special item adjustments	(2.9)	1.7	(2.2)	(2.6)
Dr.Ci:Labo® Impairment	—	—	—	0.3
Taxes related to Deferred Markets	0.4	0.7	0.4	0.7
Other	—	—	—	(0.1)
Adjusted Effective tax rate (non-GAAP)	20.2%	17.7%	24.7%	25.5%

The following table presents a reconciliation of Diluted earnings per share, as reported, to Adjusted diluted earnings per share for the periods presented:

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
(Unaudited)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Diluted earnings per share	$0.17	$0.15	$0.76	$0.54
Adjustments:
Separation-related costs	—	0.03	0.05	0.15
Conversion of stock-based awards	—	—	—	0.02
Restructuring expenses and operating model optimization initiatives	0.05	0.04	0.17	0.11
Impairment charges	0.01	—	0.01	0.30
Amortization of intangible assets	0.03	0.03	0.13	0.14
Losses on investments	—	0.02	—	0.04
Proposed Transaction costs	0.01	—	0.01	—
Gain on Skillman held for sale asset	(0.01)	—	(0.01)	—
Tax impact on special item adjustments	(0.02)	(0.02)	(0.07)	(0.17)
Other	0.03	0.01	0.03	0.01
Adjusted diluted earnings per share (non-GAAP)	$0.27	$0.26	$1.08	$1.14

The following table presents a reconciliation of Net cash flows from operating activities, as reported, and Purchases of property, plant, and equipment, as reported, to Free cash flow for the periods presented:

	Fiscal Twelve Months Ended
(Unaudited; Dollars in Billions)	December 28, 2025	December 29, 2024
Net cash flows from operating activities	$2.2	$1.8
Purchases of property, plant, and equipment	(0.5)	(0.4)
Free cash flow (non-GAAP)	$1.7	$1.3
Note: Numbers may not foot due to rounding.

Other Supplemental Financial Information
The following table presents the Company’s Net sales by geographic region for the periods presented:

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
(Unaudited; Dollars in Millions)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Net sales by geographic region
North America	$1,759	$1,842	$7,259	$7,579
Europe, Middle East, and Africa	949	863	3,721	3,559
Asia Pacific	703	635	2,775	2,974
Latin America	369	322	1,369	1,343
Total Net sales by geographic region	$3,780	$3,662	$15,124	$15,455

The following table presents the Company’s Research and development expenses for the periods presented. Research and development expenses are included within Selling, general, and administrative expenses.

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
(Unaudited; Dollars in Millions)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Research & Development	$98	$106	$382	$408

The following table presents the Company’s Cash and cash equivalents, Total debt, and Net debt balance as of the periods presented:

(Unaudited; Dollars in Billions)	December 28, 2025	December 29, 2024
Cash and cash equivalents	$1.1	$1.1
Total debt	(8.5)	(8.6)
Net debt	$(7.5)	$(7.5)
Note: Numbers may not foot due to rounding.